SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007
MERRILL LYNCH DEPOSITOR, INC.
(on behalf of PPLUS TRUST SERIES DCC-1)
(Exact name of registrant as specified in its charter)

Delaware	001-31760	13-3891329
(State or other	(Commission	(I. R. S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

World Financial Center,	10080
New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 449-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT
Section 1. Registrant’s Business and Operations
                  Not applicable.
Section 2. Financial Information
                  Not applicable.
Section 3. Securities and Trading Markets
                  Not applicable.
Section 4. Matters Related to Accountants and Financial Statements
                  Not applicable.
Section 5. Corporate Governance and Management
                  Not applicable.
Section 6. Asset-Backed Securities
                  Not applicable.
Section 7. Regulation FD
                  Not applicable.
Section 8. Other Events
     Item 8.01 Other events
99.1.	On May 31, 2007, we received a notice of exercise from the holder of the call warrants for PPLUS Trust Certificates Series DCC-1, which specified that the call warrant holder intended to exercise its warrants in full and call all outstanding trust certificates. On June 27, 2007, the exercise date of the call warrants, we received aggregate proceeds of $26,752,428.77 (representing, with respect to the Class A trust certificates, $25,000,000 with respect to the principal amount and $563,888,89 in accrued interest to the exercise date, and with respect to the Class B trust certificates, the $1,188,539.88 exercise price for the call warrants). We subsequently distributed, on June 27, 2007, to holders of the Class A and Class B trust certificates, the amounts stated above.

On June 29, 2007, we received proceeds of $31,738,236.11 from the underlying securities issuer relating to the redemption in full of the underlying securities (representing a cash payment of $25,000,000 with respect to the principal amount of the underlying securities, a premium of $6,127,750.00 and accrued interest to the redemption date of $610,486.11). We received no prior notice of redemption from the underlying securities issuer. The redemption proceeds were subsequently distributed to the holder of the trust certificates (the former call warrant holder).

For information with respect to the underlying securities held by PPLUS Trust Series DCC-1, please refer to DaimlerChrysler AG’s (Commission file number 001-14561) periodic reports, including annual reports on Form 20-F and current reports on Form 6-K, and other information on file with the Securities and Exchange Commission (the “SEC”). You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities guarantor and the underlying securities issuer has filed electronically with the SEC.

Although we have no reason to believe the information concerning the underlying securities, the guarantee, the underlying securities issuer or the underlying securities guarantor contained in the prospectus related to the underlying securities or in the underlying securities issuer’s or the underlying securities guarantor’s Exchange Act reports is not reliable, neither the depositor nor the trustee participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. No investigation with respect to the underlying securities issuer or the underlying securities guarantor (including, without limitation, no investigation as to their financial condition or creditworthiness) or of the underlying securities or the guarantee has been made. You should obtain and evaluate the same information concerning the underlying securities issuer and the underlying securities guarantor as you would obtain and evaluate if you were investing directly in the underlying securities and the guarantee or in other securities issued by the underlying securities issuer or the underlying securities guarantor. There can be no assurance that events affecting the underlying securities, the guarantee, the underlying securities issuer or the underlying securities guarantor have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.
Section 9. Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
          (a) Financial statements of business acquired.
               Not applicable.
          (b) Pro forma financial information.
               Not applicable.
          (c) Shell company transactions.
               Not applicable
          (c) Exhibits.
99.1	Trustee’s report in respect of the June 29, 2007 distribution to holders of the PPLUS Trust Certificates Series DCC-1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date:July 10, 2007	By:	/s/ Jason Liddell

	Name: Title:	Jason Liddell Vice-President
EXHIBIT INDEX
99.1	Trustee’s report in respect of the June 29, 2007 distribution to holders of the PPLUS Trust Certificates Series DCC-1.